 Exhibit D(207)

AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENTS

Between

MML INVESTMENT ADVISERS, LLC

and

T. ROWE PRICE ASSOCIATES, INC.

This Amendment (this “Amendment”) made as of the 1st day of August, 2020 by MML Investment Advisers, LLC (the “Manager”) and T. Rowe Price Associates, Inc. (the “Subadviser”) amends the Investment Subadvisory Agreements (each, an “Investment Subadvisory Agreement”) between them relating to each of the open-end investment companies listed on Schedule 1 (each, a “Fund”), dated as of January 10, 2018. This Amendment shall become effective as to any Fund on and as of the date shown on Schedule 1 (as to any Fund, the “Effective Date”).

WHEREAS, each Fund operates as a fund of funds, investing substantially all of its assets in other registered investment companies; and

WHEREAS, the Manager and the Subadviser serve as investment adviser and subadviser, respectively, to some of those other registered investment companies, which are shown on Appendix A (the “TRP Subadvised Underlying Funds”); and

WHEREAS, the Manager has entered into a separate Investment Management Agreement with the MassMutual Select Funds (the “Trust”), on behalf of each Fund, and the Subadviser has entered into a separate Investment Subadvisory Agreement with the Manager in respect of each Fund, and neither the Manager nor the Subadviser receives any fees for the services provided by it pursuant to those Agreements; and

WHEREAS, the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of any such Fund, has voted to change the manner in which each Fund bears expenses and each Fund will implement a unitary fee payable to the Manager; and

WHEREAS, the Manager and the Subadviser wish to amend each Investment Subadvisory Agreement to add a subadvisory fee to such Agreement and to make certain other clarifying amendments;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Compensation. Section 4, “Compensation of the Subadviser,” is amended by deleting the entire text thereof after the first sentence, and replacing with the following: [ ].

2. Appendix A. Each Investment Subadvisory Agreement is amended by adding thereto an Appendix A in the form of Appendix A to this Amendment.

3. Other. All other terms and conditions of each Investment Subadvisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized signatories as of the day and year first above written.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Name:	Douglas Steele
Title:	Vice President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name:	Terence Baptiste
Title:	Vice President

Acknowledged and Agreed:

MASSMUTUAL SELECT FUNDS

on behalf of:

MassMutual Select T. Rowe Price 2005 Retirement Fund

MassMutual Select T. Rowe Price 2010 Retirement Fund

MassMutual Select T. Rowe Price 2015 Retirement Fund

MassMutual Select T. Rowe Price 2020 Retirement Fund

MassMutual Select T. Rowe Price 2025 Retirement Fund

MassMutual Select T. Rowe Price 2030 Retirement Fund

MassMutual Select T. Rowe Price 2035 Retirement Fund

MassMutual Select T. Rowe Price 2040 Retirement Fund

MassMutual Select T. Rowe Price 2045 Retirement Fund

MassMutual Select T. Rowe Price 2050 Retirement Fund

MassMutual Select T. Rowe Price 2055 Retirement Fund

MassMutual Select T. Rowe Price 2060 Retirement Fund

MassMutual Select T. Rowe Price Retirement Balanced Fund

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

Schedule 1: MassMutual Select T. Rowe Price Retirement Funds

Name of Fund	Effective Date

MassMutual Select T. Rowe Price 2005 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2010 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2015 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2020 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2025 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2030 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2035 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2040 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2045 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2050 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2055 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price 2060 Retirement Fund	August 1, 2020
MassMutual Select T. Rowe Price Retirement Balanced Fund	August 1, 2020

Appendix A: Compensation

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